                                                                 EXHIBIT 99.2(l)

                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                              New York, NY 10017


                                                  May 21, 1998



Salomon Brothers High Income Fund II Inc
Seven World Trade Center
New York, New York  10048

Ladies and Gentlemen:

          We have acted as counsel to Salomon Brothers High Income Fund II Inc, a Maryland corporation (the "Fund"), in connection with the preparation of a Registration Statement on Form N-2 filed by the Fund under the Securities Act of 1933 and the Investment Company Act of 1940, both as amended (the "Registration Statement"), relating to the offer and sale of up to 66,666,667 shares of Common Stock of the Fund, par value $.001 per share (the "Shares").

          We have examined the Registration Statement and such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Fund, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

Salomon Brothers High Income Fund II Inc  -2-                       May 21, 1998


          Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares to be issued by the Fund have been duly authorized and, upon payment and delivery in accordance with the underwriting agreement among the Fund, Salomon Brothers Asset Management Inc and Smith Barney Inc., as representative of the several underwriters listed in Schedule I thereto, the Shares will be validly issued, fully paid and nonassessable.

          Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of Maryland, we have relied upon the opinion of Piper & Marbury L.L.P., a copy of which is attached hereto. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, and, to the extent set forth herein, the laws of the State of Maryland.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus forming a part thereof.


                                         Very truly yours,

                                         /s/ SIMPSON THACHER & BARTLETT

                                         SIMPSON THACHER & BARTLETT

                                PIPER & MARBURY
                                    L.L.P.
                             CHARLES CENTER SOUTH
                            36 SOUTH CHARLES STREET            WASHINGTON
                        BALTIMORE, MARYLAND 21201-3018          NEW YORK
                                 410-539-2530                 PHILADELPHIA
                              FAX: 410-539-0489                  EASTON



                                        May 21, 1998



Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York  10017-3954

     Re:  Salomon Brothers High Income Fund II Inc
          66,666,667 Shares of Common Stock
          ----------------------------------------

Ladies and Gentlemen:

     We have acted as special Maryland counsel to Salomon Brothers High Income Fund II Inc, a Maryland corporation (the "Company"), in connection with the Company's Registration Statement on Form N-2, including all amendments or supplements thereto, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and the Investment Company Act of 1940, as amended (File Nos. 333-48351 and 811-08709) and the issuance of up to 66,666,667 shares of the Company's Common Stock, par value of $0.001 per share (the "Shares"), pursuant to the Registration Statement.

     In this capacity, we have examined the Company's Charter and By-Laws, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the conformity of final documents in all material respects to the versions thereof submitted to us in draft form, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and the due authorization, validity and binding effect of all such documents (other than the authorization, execution and delivery of the documents by the Company).

                                                                   Piper Marbury
                                                                       L.L.P.

Simpson Thacher & Bartlett
May 21, 1998
Page 2


     Based upon the foregoing, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

     1. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland.

     2. The issuance and the sale of the Shares have been duly authorized, and upon payment and delivery in accordance with the underwriting agreement among the Company, Salomon Brothers Asset Management, Inc and Smith Barney, Inc., as representative of the several underwriters listed in Schedule I thereto, the Shares will be validly issued, fully paid and nonassessable.

     You may rely upon this opinion in rendering your opinion to the Company which is to be filed as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

                              Very truly yours,

                                /s/ Piper & Marbury L.L.P.

                                Piper & Marbury L.L.P.